EXHIBIT 11.1

                           OPHTHALMIC IMAGING SYSTEMS

                  CALCULATION OF NET EARNINGS (LOSS) PER SHARE

The following table sets forth the calculation of basic and diluted earnings
(loss) per share:

                                                                                                 Four-Month
                                                                               Year Ended       Period Ended      Year Ended
                                                                              December 31,      December 31,      August 31,
                                                                                  2001              2000             2000
                                                                            ----------------- ----------------- ----------------

      Numerator for basic and diluted net earnings (loss) per share         $     72,454      $  (1,465,756)    $  (1,171,563)
                                                                            ================= ================= ================

      Denominator for basic net loss per share:
         Weighted average shares                                               8,138,305          8,138,305         4,430,413

      Effect of dilutive securities (1):
         Employee stock options                                                       --                 --               --
         Warrants and other                                                           --                 --               --
                                                                            ----------------- ----------------- ----------------
      Dilutive potential common shares                                                --                 --               --
                                                                            ----------------- ----------------- ----------------
      Denominator for diluted net loss per share                               8,138,305          8,138,305        4,430,413
                                                                            ================= ================= ================
      Basic net earnings (loss) per share                                        $ 0.01           $ (0.18)         $ (0.26)
                                                                            ================= ================= ================
      Diluted net earnings (loss) per share                                      $ 0.01           $ (0.18)         $ (0.26)
                                                                            ================= ================= ================

(1)  No amounts are included, as amounts are anti-dilutive.
